Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Camden Property Trust and the effectiveness of Camden Property Trust's internal control over financial reporting dated February 16, 2018, appearing in the Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Houston, Texas

May 17, 2018